Exhibit 99.1
AMENDMENT NO. 2 TO THIRD AMENDED AND RESTATED
CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO THIRD AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (“Amendment No. 2”) is dated as of April 26, 2010 by and between DORMAN PRODUCTS, INC. (formally known as R & B, Inc.), a Pennsylvania corporation (the “Borrower”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (successor by merger to Wachovia Bank, National Association), a national banking association (the “Bank”) for itself and as agent hereunder (the “Agent”).

WHEREAS, the Borrower and the Bank are parties to a Third Amended and Restated Credit Agreement dated as of July 24, 2006, as amended December 24, 2007 (collectively, the “Credit Agreement”); and

WHEREAS, the Borrower has requested certain modifications to the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto, intending to be legally bound, hereby agree that the Credit Agreement shall be amended as follows, effective on the date first above written:
1.             Consolidated Funded Debt.  The definition of “Consolidated Funded Debt” in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“‘Consolidated Funded Debt’ means, at any date, all Funded Debt of the Borrower and Subsidiaries on a consolidated basis in accordance with GAAP, after eliminating all intercompany transactions, and which constitutes (a) indebtedness for borrowed money which the Borrower or any Subsidiary has directly or indirectly incurred; (b) indebtedness secured by any encumbrance on property owned by the Borrower or any Subsidiary, whether or not the Borrower or any Subsidiary has assumed or become liable for the payment of such debt; (c) indebtedness with respect to which the Borrower or any Subsidiary has become directly or indirectly liable and which  represents or has been incurred to finance the purchase price (or a portion thereof) of any property or services or business acquired by the Borrower or any Subsidiary, whether by purchase, consolidation, merger or otherwise; and (d) indebtedness of entities other than the Borrower or any Subsidiary with respect to which the Borrower or any Subsidiary has become liable by way of a guaranty, agreement to advance funds or similar undertaking, including, without limitation, letters of credit.  The Standby Letter of Credit number SM222090 in the amount of $377,000.00 will be excluded for the purposes of determining ‘Consolidated Funded Debt’.”

2.             Revolving Credit Termination Date.  The definition of “Revolving Credit Termination Date” in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

(a)
“‘Revolving Credit Termination Date’ means June 30, 2013; or such other date to which the Revolving Credit Facilities have been extended in the sole discretion of the Bank(s) or on which they have been terminated in accordance with the terms of this Agreement.”

3.             Termination.  The following shall be inserted as a new Section 2.01(f) to the Credit Agreement to read in its entirety as follows:

“(f)  Borrower may, at any time upon thirty (30) Business Days’ prior written notice to Agent, terminate this Agreement by repaying the Loans in full, including, without limitation, all principal, interest, fees and other amounts, if any, payable hereunder, and returning or collateralizing any outstanding Letters of Credit.  If Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Agreement shall terminate upon Borrower’s repayment of the outstanding principal balance of the Loans, along with any and all interest, fees and other amounts, if any, payable hereunder in accordance with Section 5.01 hereof and, until Borrower can return any outstanding Letters of Credit, Borrower’s provision to Agent of cash collateral or other collateral acceptable to Agent in an amount equal to 100% of the balance of the outstanding Letters of Credit.  When this Agreement has been terminated and the outstanding principal balance of the Loans, along with any and all interest, fees and other amounts, if any, payable hereunder has been paid in full and all outstanding Letters of Credit have been returned or collateralized, Agent will execute and deliver any termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent’s Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.”

4.             Applicable Margin.  The following shall be inserted as a new paragraph at the end of Section 4.01 of the Credit Agreement:

“Beginning July 1, 2010 and continuing thereafter, the Applicable Margin shall be calculated as set forth below and shall automatically change as the ratio of Consolidated Funded Debt to Consolidated EBITDA changes (Consolidated EBITDA shall be the sum of quarterly EBITDA for the most recent four (4) quarters), provided that, for purposes of this calculation, Consolidated Funded Debt shall be net of cash and cash equivalents shown on the Borrower’s consolidated financial statements as of the date of such calculation:

Consolidated Funded Debt/Consolidated EBITDA	Applicable Margin	Unused Fee
< .5x	100 bps	.15%
> = .51<1.5	165 bps	.25%
> =1.5x<2.0x	200 bps	.25%
> 2.01x+	250 bps	.25%

5.             Unused Facility Fee.  The following sentence is hereby added to the end of Section 6.01 of the Credit Agreement:

“Beginning July 1, 2010 and continuing thereafter, the unused fee shall be as set forth in Section 4.01 herein and shall remain payable as set forth above.”

6.             Ratio of Consolidated Funded Debt to Consolidated Total Capitalization.  The following is hereby deleted from Section 10.02 of the Credit Agreement:

“…, provided that immediately after giving effect to the incurrence thereof and to the application of the proceeds therefrom, Consolidated Funded Debt does not exceed sixty percent (60%) of Consolidated Total Capitalization.”

7.             Purchase Money Security Interests.  The reference in Section 10.04 (f) of the Credit Agreement to “$500,000” is hereby amended to read “$1,000,000.”

8.             Liens.  The reference in Section 10.04 (i) of the Credit Agreement to “$250,000” is hereby amended to read “$500,000.”

9.             Loans, Investments, Etc.  The reference in Section 10.07 (h) of the Credit Agreement to “$15,000,000” is hereby amended to read “$25,000,000.”

10.           Conditions Precedent.  As a condition precedent to effectiveness of this Amendment No. 2, the Agent must receive (a) an original copy of this Amendment No. 2 executed by the Borrower, (b) an original executed Officer’s Certificate in the form attached hereto as Exhibit A, and (c) an original executed Secretary’s Certificate in the form attached hereto as Exhibit B.

11.           Costs.  The Borrower shall pay (as and when incurred) all costs, expenses and fees (including, without limitation, any attorneys’ fees) associated with the Credit Agreement and this Amendment No. 2.

12.           Capitalized Terms.  All capitalized terms used in this Amendment No. 2, unless otherwise defined herein, shall have the meanings ascribed thereto in the Credit Agreement.

13.           Representations and Covenants.  The Borrower certifies that all representations and warranties contained in the Loan Documents, including without limitation the exhibits thereto, are true, correct and complete on and as of the date hereof, and that all covenants and agreements made in the Loan Documents have been complied with and fulfilled, and that no Default or Event of Default is in existence on the date hereof.

14.           Ratification.  Other than as specifically set forth herein, the Borrower hereby ratifies and confirms the Loan Documents and all instruments and agreements relating thereto, and confirms that (a) all of the foregoing remain in full force and effect, (b) each of the foregoing is enforceable against the Borrower in accordance with its terms, and (c) in furtherance and not limitation of the foregoing, the security interests granted pursuant to the Loan Documents and any other security agreement, surety agreement, mortgage, assignment or other collateral agreement, remain in full force and effect and secure all liabilities and obligations of the Borrower to the Bank(s) under the Credit Agreement, as amended hereby, or otherwise.

15.           Miscellaneous.  Article XIII of the Credit Agreement is incorporated herein by this reference and shall apply to this Amendment No. 2.  Execution of this Amendment No. 2 shall not constitute an agreement by the Agent or the Bank(s) to execute any other amendment or modification of the Credit Agreement.  References to the Credit Agreement in any document relating thereto shall be deemed to include this Amendment No. 2.  This Amendment No. 2 may be executed in counterparts.

IN WITNESS WHEREOF, the Borrower, the Agent, and the Bank have caused this Amendment No. 2 to be duly executed and delivered as of the day and year first above written.

WELLS FARGO BANK,
NATIONAL ASSOCIATION,
for itself and as Agent

By:	/s/ Mathew Seifer
	Name:	Mathew Seifer
	Title:	Senior Vice President

ATTEST:			DORMAN PRODUCTS, INC.
(formerly known as R & B, Inc.)

By:	/s/ Thomas J. Knoblauch		By:	/s/ Mathias Barton
	Name:	Thomas J. Knoblauch		Name:	Mathias Barton
	Title:	Vice President		Title:	CFO

[Corporate Seal]

EXHIBIT A

OFFICER’S CERTIFICATE

Pursuant to Amendment No. 2 to the Third Amended and Restated
Credit Agreement

The undersigned, ____________________, ______________________ of Dorman Products, Inc. (the “Company”), in such capacity and on behalf of such Company, hereby certifies, pursuant to Amendment No. 2 (“Amendment No. 2”) to the Third Amended and Restated Credit Agreement dated as of July 24, 2006, as amended December 24, 2007 and the date hereof (collectively, the “Credit Agreement”), between Dorman Products, Inc. and Wells Fargo Bank, National Association (successor by merger to Wachovia Bank, National Association) that:

(1)           no Event of Default has occurred and is continuing;

(2)           there has been no material adverse change in the Company’s business, operations, properties or condition, financial or otherwise, since July 24, 2006; and

(3)           all representations, warranties and covenants made by the Company in the Credit Agreement and/or Amendment No. 2 are true and correct in all material respects, and all conditions precedent to the Banks’ obligations there under, have been satisfied or waived by the Bank(s) in writing.

All capitalized terms herein shall have the meaning set forth in the Credit Agreement, unless defined herein.

Dated: _____________________, 2010	By:
Name:
Title:

EXHIBIT B

SECRETARY’S CERTIFICATE - DORMAN PRODUCTS, INC.

Pursuant to Amendment No. 2 to Third Amended and Restated
Credit Agreement

The undersigned, ___________________, ____________________ of Dorman Products, Inc. (“Company”), in such capacity and on behalf of such Company, hereby certifies, pursuant to Amendment No. 2 (“Amendment No. 2”) to the Third Amended and Restated Credit Agreement dated as of July 24, 2006, as amended December 24, 2007 and the date hereof (collectively, the “Credit Agreement”), between the Company and Wells Fargo Bank, National Association (successor by merger to Wachovia Bank, National Association), that (i) the copies of items (1), (2) and (4) below as delivered pursuant to a Secretary’s Certificate dated July 24, 2006 and (ii) attached items (3) and (5) below are true and correct copies of the following and are in full force and effect and have not been amended, altered, or repealed as of the date hereof except as shown in such attachments:

(1)           certificate of incorporation, as certified by the Secretary of State of the state of incorporation, of the Company;

(2)           good standing certificates with respect to the Company from the Secretary of State of the state in which the Company is incorporated or formed, and in each state in which the Company is required to qualify to do business, except such states where the failure to so qualify would have no material adverse effect on the financial condition of the Company;

(3)           the bylaws of the Company;

(4)           the names, incumbency and signatures of the officers of the Company authorized to execute and deliver Amendment No. 2, upon which the Bank(s) may conclusively rely until it shall receive a further certificate of the Company amending the prior certificate; and

(5)           resolutions of the Board of Directors of the Company, authorizing the execution and delivery of Amendment No. 2 and all documents related thereto.

Dated: _____________________, 2010	By:
Name:
Title:

Resolutions